Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Frank Mastrangelo, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Titan Acquisition Corp on Form 10-Q for the quarterly period ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Titan Acquisition Corp at the dates and for the periods indicated.

Date: May 23, 2025

By:	/s/ Frank Mastrangelo
Frank Mastrangelo
Chief Executive Officer

I, Adeel Rouf, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Titan Acquisition Corp on Form 10-Q for the quarterly period ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Titan Acquisition Corp at the dates and for the periods indicated.

Date: May 23, 2025

By:	/s/ Adeel Rouf
Adeel Rouf
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Titan Acquisition Corp and will be retained by Titan Acquisition Corp and furnished to the Securities and Exchange Commission or its staff upon request.